UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2006
Saddlebrook Resorts, Inc.

(Exact name of Registrant as Specified in its Charter)

Florida	2-65481	59-1917822

(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)
5700 Saddlebrook Way
Wesley Chapel, FL 33543

(Address of Principal Executive Offices including Zip Code)
(813) 973-1111

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Ex-99.7 PWC Letter

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On March 24, 2006 the Company’s auditors, PricewaterhouseCoopers LLP, advised the Company’s management that it believed the Company has been using an incorrect accounting method for the recognition of revenue from initiation fees related to the sale of memberships. Historically, the Company has recognized the revenue from initiation fees in the fiscal year in which the fees were received. According to the auditors, such revenues should be amortized over a period of years. Management and representatives of the auditors discussed the application of both accounting methods during the period from March 24 to April 7, 2006, and on April 7, 2006 the auditors informed management that it had determined that the historic method was incorrect and that the Company would have to change its accounting and restate its prior financial statements.
On April 10, 2006, management, supported by the Board of Directors, concluded that the Company’s previously issued financial statements for the years ended December 31, 2002 through December 31, 2004, the respective independent registered public accountants’ reports thereon, and the financial statements for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 should no longer be relied upon.
The Company intends to file the Form 10-K for the fiscal year ending December 31, 2005, along with amended periodic reports with restated financial statements for the prior periods as soon as practicable.
Item 9.01 Financial Statements and Exhibits
(d)    Exhibits:
         7        Letter from PricewaterhouseCoopers LLP dated 4/13/2006
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saddlebrook Resorts, Inc.
(Registrant)

Dated: April 13, 2006	By:	/s/ Thomas L. Dempsey

Name: Thomas L. Dempsey
Title: Chairman of the Board and
Chief Executive Officer